NEW R-LINE FORMAT DEFINITION                           U S WEST, INC.

Commencing with the first quarter of 1999, the revenue lines on the income statement have been recast to more accurately depict the point of origin of revenue by customer. The revenue lines now in use and the types of revenue contained in each revenue line are as follows:

Local services revenue     Access services     Long-distance services
-----------------------    ---------------     ----------------------
Basic local               Interstate access    Intralata long-
 telephone services                             distance services

Vertical services         Intrastate access    Long-distance
 (caller ID,                                    calling cards (1)
 call waiting, etc.)

Wireless services (1)     Directory services   Other services
                          ------------------   --------------
Carrier access line
 charge (2)               Yellow page          Unregulated products
                           services             sales
Inside wire installation
 and maintenance (1)                           Billing and collection
                                                services
Megabit services (2)

Enhanced white pages
 directory listings (1)

Public payphone services (1)

<F1>
(1) Previously included in Other Services.
<F2>
(2) Previously included in Interstate and Intrastate Access Services.

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